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                              BRANDEN T. BURNINGHAM
                                 ATTORNEY AT LAW
                         455 EAST FIFTH SOUTH, SUITE 205
                           SALT LAKE CITY, UTAH 84111

ADMITTED IN UTAH AND CALIFORNIA                   TELEPHONE: (801) 363-7411
                                                  FACSIMILE: (801) 355-7126

July 23, 1996


U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


Re:  Consent to be named in the S-8 Registration Statement of Net
     Telecommunications, Incorporated, a Nevada corporation (the "Registrant"), SEC File No. 33-2279-D, to be filed on or about July 25, 1996, covering the registration and issuance of 750,000 shares of common stock to five individual consultants.


Ladies and Gentlemen:

     I hereby consent to be named in the above referenced Registration Statement of the Registrant.

                                   Sincerely yours,

                                   /s/ Branden T. Burningham

cc:  Net Telecommunications, Incorporated